Exhibit 10.2

L. B. FOSTER COMPANY

415 Holiday Drive Pittsburgh, PA 15220

CONFIDENTIALITY AGREEMENT

February 12, 2016

Legion Partners Asset Management, LLC

9401 Wilshire Blvd, Suite 705

Beverly Hills, CA 90212

Attention: Bradley S. Vizi, Managing Director

Ladies and Gentlemen:

This letter agreement shall become effective upon its execution following the appointment of the New Director to the Board of Directors (the “Board”) of L. B. Foster Company, a Pennsylvania corporation (the “Company”). Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the agreement (the “Board Composition Agreement”), dated as of the date of this letter agreement, among the Company and the persons set forth on Schedule A hereto, pursuant to which the Company has agreed to appoint, at the request and recommendation of the Investor Group, the New Director, to the Board, subject to the covenants and other agreements contained therein. The Company understands and agrees that, subject to the terms of, and in accordance with, this letter agreement, during the Standstill Period (as defined in the Board Composition Agreement) and not at any time thereafter, the New Director may, if and to the extent he or she desires to do so, disclose information, including certain non-public, confidential or proprietary information concerning the Company, that he or she obtains while serving as a member of the Board to each of the persons or entities listed on Schedule B hereto that are and remain Representatives (as hereinafter defined) of Legion Partners Asset Management, LLC, a Delaware limited liability company (collectively, “Legion” or “you”), who need to know such information, and may discuss such information with any and all such Representatives, subject to the terms and conditions of this letter agreement; provided, that prior to the disclosure of any Evaluation Material (as hereinafter defined) to any of your Representatives, you must first have received from each Representative (other than your legal advisors at the law firm of Olshan Frome Wolosky LLP) a written duly executed Representative Undertaking in the form attached hereto as Exhibit A and a copy of such Representative Undertaking must be provided to the Company prior to any such disclosure pursuant to the notice provisions in paragraph 17 of this letter agreement; provided, further, that the New Director shall be entitled to supplement Schedule B attached hereto upon the Company’s prior written consent (such consent not to be unreasonably withheld) to add any Representatives not now existing or retained, as applicable, so long as such persons or entities qualify as such under the terms of this letter agreement and execute a written duly executed Representative Undertaking in the form attached hereto as Exhibit A and submitted to the Company in accordance with the terms hereof. In consideration for, and as a condition of, such information being furnished to you and your Affiliates, Associates, directors, officers, employees, and legal advisors representing you in lieu of the law firm of Olshan Frome Wolosky LLP (each a “Representative”, or collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by the New Director, or by or on behalf of the Company, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Evaluation Material”), strictly confidential in accordance with the provisions of this letter agreement, and to take or abstain from taking the other actions hereinafter set forth.

1. The term “Evaluation Material” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect disclosure by you or your Representatives in violation of this letter agreement, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by the New Director, or by or on behalf of the Company or its agents, representatives, attorneys, advisors, directors, officers or employees (each a “Company Representative”, or collectively, the “Company Representatives”), (iii) is received from a source other than the New Director, the Company or any Company representatives, or (iv) that you demonstrate to the extent reasonably practicable was independently developed by you or your Representatives without reference to or use of the Evaluation Material; provided, that in the case of (ii) or (iii) above, the source of such information was not, to your knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any other person with respect to such information at the time the information was disclosed to you.

2. You and your Representatives will, and you will cause your Representatives to, (a) keep the Evaluation Material strictly confidential and (b) not disclose any of the Evaluation Material in any manner whatsoever without the prior written consent of the Company; provided, however, that you may only privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the sole purpose of advising you on your investment in the Company, (ii) who are informed by you of the confidential nature of such information and who are directed by you to treat the Evaluation Material in a manner that is in strict compliance with the terms of this letter agreement, and (iii) who execute in writing a Representative Undertaking in the form attached hereto as Exhibit A; provided, further, that you will be responsible for any violation of this letter agreement by your Representatives as if they were parties to this letter agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that no New Director shall disclose to you or your Representatives any legal or other advice, including, but not limited to, any information that is marked attorney-client work product, attorney-client communication, privileged and confidential or by other words purporting to indicate that the information is subject to the attorney-client privilege or attorney work-product privilege, that may be included in the Evaluation Material with respect to which such disclosure may constitute waiver of the Company’s attorney-client privilege or attorney work-product privilege. Notwithstanding this Paragraph 2, your legal advisors at the law firm of Olshan Frome Wolosky LLP are not required to execute a Representative Undertaking, provided, however, that you covenant to instruct such counsel to (x) hold the Evaluation Material strictly confidential in accordance with the terms of this Agreement and (y) return the Evaluation Material to you (or destroy it) at the conclusion of such law firm’s representation of you in connection with your investment in the Company.

3. In addition, you agree that, without the prior written consent of the Company and except as otherwise disclosed in this letter agreement, you will not disclose to any other person the fact that the Evaluation Material has been made available to you or any of your Representatives.

4. Notwithstanding anything herein to the contrary, in the event that you or any of your Representatives are required by applicable law, regulation or legal or judicial process (including without limitation, by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Evaluation Material, you will promptly notify (except where such notice would be legally prohibited) the Company so that it may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its sole cost and expense. Nothing herein shall be deemed to prevent you or your Representatives, as the case may be, from honoring a subpoena, legal process or other legal requirement that requires discovery, disclosure or production of the Evaluation Material if (a) after notifying and cooperating with the Company as required above, you produce or disclose only that portion of the Evaluation Material which your outside legal counsel advises you is legally required to be so produced or disclosed and you inform the recipient of such Evaluation Material of the existence of this letter agreement and the confidential nature of such Evaluation Material; or (b) the Company consents in writing to having the Evaluation Material produced or disclosed pursuant to the subpoena, legal process or other legal requirement. Unless legally required, in no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Evaluation Material or to obtain reliable assurance that confidential treatment will be afforded to the Evaluation Material. For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, disclosures made pursuant hereto shall not be construed to permit disclosures made by you or your Representatives, publicly or privately, whether to the U.S. Securities and Exchange Commission or its Staff, the Company’s shareholders or any other person or entity, in connection with or relating to any solicitation made by you pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended, or any other state or Federal securities laws applicable to any solicitations of the Company’s shareholders of proxies or other authorizations to vote the shares of a Company shareholder or otherwise take any action that any Company shareholder can take.

5. It is understood and agreed that monetary damages may not be a sufficient remedy for any threatened or actual breach of this letter agreement, and that the Company is entitled to seek specific performance and injunctive or other equitable relief in connection with any such threatened or actual breach of this letter agreement. Such remedy shall not be deemed to be the exclusive remedy for breach of this letter agreement, but shall be in addition to all other remedies available at law or equity to the Company.

6. You undertake that you and your Representatives shall inform the Company immediately and in writing of any actual or suspected breach of the obligations imposed under this letter agreement as you may be aware of and provide all possible assistance in order to minimize the effects of such breach.

7. You acknowledge that (a) none of the Company or any Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Evaluation Material, and (b) none of the Company or any Company Representatives shall have any liability to you or to any of your Representatives directly or indirectly relating to or resulting from the use of the Evaluation Material or any errors therein or omissions therefrom.

8. All Evaluation Material shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of and/or your use of any Evaluation Material acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company.

9. At any time, upon the request of the Company, you will promptly deliver to the Company or destroy all hard copies of the Evaluation Material and use commercially reasonable efforts to permanently erase or delete all electronic copies of the Evaluation Material in your or any of your Representatives’ possession or control, whether the Evaluation Material is (i) furnished to you by or on behalf of the Company pursuant hereto or (ii) prepared by you, and no copy thereof in any form shall be retained, provided, however, that you and your Representatives shall be permitted to retain such Evaluation Material as is necessary to enable you and your Representatives to comply with any applicable document retention polices or requirements under applicable law or regulation and to retain any computer records and computer files containing any Evaluation Material if required pursuant to any current automatic archiving and backup procedures; provided, however, that such retention shall be solely for legal, regulatory or archival purposes, as the case may be, and that any such retained Evaluation Material shall remain subject to the confidentiality and use restrictions of this letter agreement notwithstanding termination of this letter agreement. At the written request of the Company you shall provide the Company with a certificate of compliance with the foregoing sentence signed by you or your chief compliance officer. Notwithstanding the return or erasure or deletion of Evaluation Material, you and your Representatives will continue to be bound by the obligations contained in this letter agreement.

10. You hereby acknowledge that you are aware that the United States federal securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities in reliance upon such information.

11. You represent and warrant to the Company that (i) you have all requisite company power and authority to execute and deliver this letter agreement and to perform your obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting you, and (iv) your entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).

12. The Company represents and warrants to you that (i) the Company has all requisite power and authority to execute and deliver this letter agreement and to perform its obligations hereunder, (ii) this letter agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation, enforceable against the Company in accordance with its terms, (iii) this letter agreement will not result in a violation of any terms or conditions of any agreements to which the Company is a party or by which the Company may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or affecting the Company, and (iv) the Company’s entry into this letter agreement does not require approval by any owners or holders of any equity or other interest in the Company (except as has already been obtained).

13. Any waiver by the Company of a breach of any provision of this letter agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this letter agreement. The failure of the Company to insist upon strict adherence to any term of this letter agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement.

14. You acknowledge and agree that the value of the Evaluation Material to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this letter agreement, immediate and irreparable harm or injury may be caused for which money damages may not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement and to enforce specifically the terms and provisions of this letter agreement exclusively in the federal or state courts of the Commonwealth of Pennsylvania located in the City of Pittsburgh. In the event that any action shall be brought in equity to enforce the provisions of this letter agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.

15. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without reference to the choice of laws or conflict of laws principles thereof or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this letter agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this letter agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, whether in tort or contract or at law or in equity, shall be brought and determined exclusively in the federal or state courts of the Commonwealth of Pennsylvania located in the City of Pittsburgh. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this letter agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this letter agreement, (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by applicable legal requirements, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this letter agreement, or the subject matter hereof, may not be enforced in or by such courts.

16. This letter agreement, including the exhibits hereto, and the Agreement contain the entire understanding of the parties with respect to the subject matter of this letter agreement and supersedes all prior and contemporaneous agreements, understandings and representations, whether oral or written, of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties with respect to the subject matter of this letter agreement other than those expressly set forth herein or in the Agreement.

17. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this letter agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon confirmation of receipt, when sent by email (provided such confirmation is not automatically generated); or (d) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

L. B. Foster Company

415 Holiday Drive, Suite 4

Pittsburgh, PA 15220

Fax No.: (412) 928-7891

Email: pguinee@lbfoster.com

Attention: Patrick J. Guinee, Esq., Vice President, General Counsel & Corporate Secretary

With a copy to (which shall not constitute notice):

Morgan, Lewis & Bockius LLP

1111 Pennsylvania Avenue, NW

Washington, DC 20004

Fax No.: 202-739-3001

Email: kgottfried@morganlewis.com

Attention: Keith E. Gottfried, Esq.

If to Legion or any member thereof:

Legion Partners Asset Management, LLC

9401 Wilshire Blvd, Suite 705

Beverly Hills, CA 90212

Fax No.: (424) 234-5123

Email: bvizi@legionpartners.com

Attention: Bradley S. Vizi, Managing Director

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

65 East 55th Street

New York, New York 10022

Attention: Steve Wolosky

Facsimile: (212) 451-2222

Email: swolosky@olshanlaw.com

18. If any term, provision, covenant or restriction of this letter agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this letter agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use commercially reasonable efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

19. This letter agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other party (including by means of electronic delivery or facsimile).

20. This letter agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This letter agreement, however, shall be binding on successors of the parties hereto.

21. Legion shall cause any replacement director for a New Director appointed to the Board pursuant to the Board Composition Agreement who is an Affiliate or Associate of any Investor or who is employed by or a member of, or directly or indirectly affiliated with, controlled by, or under common control of any Investor, to execute a copy of this letter agreement. For purposes of this letter agreement, any reference to a “replacement director” shall be limited to only a replacement director appointed pursuant to the Board Composition Agreement who is an Affiliate or Associate of any Investor or is employed by or a member of, or directly or indirectly affiliated with, controlled by, or under common control of any Investor. For the avoidance of doubt, no party to this letter agreement or the Board Composition Agreement may share Evaluation Material with any person appointed to the Board pursuant to the Board Composition Agreement who does not execute a copy of this letter agreement or other form of confidentiality agreement with and acceptable to the Company.

22. The confidentiality obligations set forth in this letter agreement with respect to the confidentiality of information concerning or relating to the Company shall remain in full force and effect for as long as such information continues to be deemed Evaluation Material pursuant to the terms of this letter agreement; provided, that upon expiration of the Standstill Period, nothing herein shall preclude the Investor Group from seeking the election of director candidates or submitting proposals at any meeting of shareholders of the Company, including, without limitation, making public or private statements relating to the Company if those statements do not reference, include, or incorporate, directly or indirectly, the Evaluation Material in violation of this letter agreement; and provided further that the foregoing provision shall not be deemed and is not intended to constitute a waiver of any rights or obligations under this letter agreement. Notwithstanding the foregoing, the Investors and the New Director acknowledge that certain Evaluation Material may constitute trade secrets and other similar information which may be subject to statutory protection under applicable law and nothing herein shall be deemed to waive or otherwise the limit rights of the Company or such Evaluation Material to any such protections.

23. No licenses or rights under any patent, copyright, trademark, or trade secret are granted or are to be implied by this letter agreement.

24. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this letter agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this letter agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this letter agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this letter agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.”

[Signature Pages Follow]

Please confirm your agreement with the foregoing by signing and returning one copy of this letter agreement to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

Very truly yours,

L. B. FOSTER COMPANY

By:	/s/ Robert P. Bauer
Name:	Robert P. Bauer
Title:	President & CEO

[Signature Page to the Confidentiality Agreement]

Accepted and agreed as of the date first written above:

LEGION PARTNERS, L.P. I
By: Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

LEGION PARTNERS, L.P. II
By: Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. II
By: Legion Partners Asset Management, LLC
Investment Advisor

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

LEGION PARTNERS, LLC
By: Legion Partners Holdings, LLC
Managing Member

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

[Signature Page to the Confidentiality Agreement]

LEGION PARTNERS ASSET MANAGEMENT, LLC

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

LEGION PARTNERS HOLDINGS, LLC

By:	/s/ Bradley S. Vizi
Name:	Bradley S. Vizi
Title:	Managing Director

/s/ Christopher S. Kiper
CHRISTOPHER S. KIPER

/s/ Raymond White
RAYMOND WHITE

/s/ Bradley S. Vizi
BRADLEY S. VIZI

/s/ David A. Katz
DAVID A. KATZ

/s/ Justin Albert
JUSTIN ALBERT

[Signature Page to the Confidentiality Agreement]

SCHEDULE A

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

LEGION PARTNERS HOLDINGS, LLC

BRADLEY S. VIZI

CHRISTOPHER S. KIPER

RAYMOND WHITE

Schedule A

SCHEDULE B

LEGION PARTNERS, L.P. I

LEGION PARTNERS, L.P. II

LEGION PARTNERS SPECIAL OPPORTUNITIES, L.P. II

LEGION PARTNERS, LLC

LEGION PARTNERS ASSET MANAGEMENT, LLC

LEGION PARTNERS HOLDINGS, LLC

CHRISTOPHER S. KIPER

RAYMOND WHITE

BRADLEY S. VIZI

DAVID A. KATZ

JUSTIN ALBERT

OLSHAN FROME WOLOSKY LLP

EXHIBIT A

REPRESENTATIVE UNDERTAKING

(SEE ATTACHED)

REPRESENTATIVE UNDERTAKING

Each of [•] [•] (each an “Obligor”), makes this undertaking (“Undertaking”) to, and for the benefit of, L. B. Foster Company, a Pennsylvania corporation (the “Company”), in consideration of certain confidential information of the Company that Obligor wishes to receive.

1.	Obligor certifies that [•][1] is providing confidential information (“Evaluation Material”) to Obligor under a confidentiality agreement, dated February [•], 2016, between Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners Special Opportunities, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper, Raymond White, Bradley S. Vizi, David A. Katz, Justin Albert (collectively, the Investors”) and the Company (“Confidentiality Agreement”) and (ii) Obligor has read the Confidentiality Agreement, understands the terms and conditions of the Confidentiality Agreement and agrees to be fully bound by the Confidentiality Agreement. Capitalized terms not otherwise defined in this Undertaking have the meaning ascribed to them in the Confidentiality Agreement.

2.	Obligor agrees that, upon receipt of the Evaluation Material, if not already restricted, it shall automatically become restricted from taking any of the actions that the Investors are restricted from taking with respect to the Company pursuant to the terms of Section 3 of the Agreement, dated February [•], 2016 (the “Board Composition Agreement”), by and between the Company and the Investors which agreement provides for, among other things, the appointment of Bradley S. Vizi to the Company’s Board of Directors and Obligor hereby undertakes to comply with, and be subject to, the terms of Section 3 of the Board Composition Agreement as though it was a signatory thereto.

3.	If Obligor is required by law, regulation, regulatory authority, judicial or governmental order or in connection with any interrogatory, subpoena, civil investigatory demand or any similar process relating to any legal proceeding, investigation, hearing or otherwise to disclose in any manner any Information, Obligor covenants to provide the Company with prompt notice (to the extent legally permissible) in advance of such disclosure so that the Company may seek, at the Company’s sole expense, a protective order or other appropriate remedy, waive compliance with this Paragraph 2 or both. In the event that no protective order or other remedy is obtained, or if the Company waives compliance with this Paragraph 2, Obligor covenants to (a) furnish only such Information as Obligor is advised is legally required and (b) exercise commercially reasonable efforts to obtain assurance that confidential treatment will be accorded to any Information that is compelled to be disclosed.

4.	Obligor (a) consents to submit itself to personal jurisdiction and venue in any action brought in any federal or state court of the Commonwealth of Pennsylvania located in the City of Pittsburgh (each, a “Court”) in connection with any matter arising to

[1]	Applicable Legion Entity to be inserted

enforce any provision of this Undertaking or the Confidentiality Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Court, (c) agrees that it will not bring any action relating to this Undertaking or the Confidentiality Agreement in any court or venue other than a Court, (d) agrees that service of process for purposes of proceedings to enforce this Undertaking or the Confidentiality Agreement is effective and proper if delivered by registered or certified mail, and (e) agrees that any breach of this Undertaking or the Confidentiality Agreement may be punishable by such relief as deemed appropriate by any Court.

5.	This Undertaking may be modified or waived only by a separate writing executed by Obligor and the Company that expressly modifies or waives this Undertaking. No failure or delay in exercising any right, power or privilege under this Undertaking will operate as a waiver of any such right, power or privilege, and no single or partial exercise of any right, power or privilege under this Undertaking will preclude any other or further exercise of any such right, power or privilege.

6.	Delivery of an executed signature page of this Undertaking by telecopy or other electronic imaging means will be effective as delivery of a manually executed signature page of this Undertaking.

7.	This Undertaking will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its choice of laws or conflict of laws principles or of any other jurisdiction to the extent that such principles would require or permit the application of the laws of another jurisdiction.

8.	The terms of this Undertaking and Obligor’s obligations hereunder shall expire two (2) years from the date of the Confidentiality Agreement.

[Signature page on next page]